Exhibit 10(x)

Prepared by and after recording please return to:
PPL Services Corporation
Two North Ninth Street (GENTW4)
Allentown, PA  18101
Attention: Ronald J. Reybitz, Esq.

Tax Parcel Identification Nos.: 26-000-NI-0176, 26-000-NI-0176A and 26-000-OI-0065

OPEN-END MORTGAGE, SECURITY AGREEMENT AND FIXTURE FILING

FROM

PPL Brunner Island, LLC

("Mortgagor")

Address of Mortgagor:	PPL Brunner Island, LLC
Two North Ninth Street
Allentown, Pennsylvania 18101
Attn: Credit Department

TO

WILMINGTON TRUST FSB
as Collateral Agent
("Mortgagee")

Address of Mortgagee:	Wilmington Trust FSB
1100 North Market Street
Wilmington, Delaware 19890-0001
Attention: Jim Hanley

Date:  October 26, 2010

THIS MORTGAGE IS AN OPEN-END MORTGAGE AND SECURES FUTURE ADVANCES

(All notices to be given to Mortgagee pursuant to 42 Pa. C.S.A. § 8143 shall be given as set forth in Section 3.05 of this Mortgage.)

OPEN-END MORTGAGE, SECURITY AGREEMENT AND FIXTURE FILING

(MAXIMUM PRINCIPAL OBLIGATIONS NOT TO EXCEED $800,000,000.00)

THIS OPEN-END MORTGAGE, SECURITY AGREEMENT AND FIXTURE FILING, dated as of October 26, 2010, is made by PPL Brunner Island, LLC, a Delaware limited liability company (“Mortgagor”), whose address is PPL Brunner Island, LLC, c/o PPL Energy Supply, LLC, Two North Ninth Street (GENTW14), Allentown, Pennsylvania  18101-1179, Attention:  Treasurer, in favor of WILMINGTON TRUST FSB, as Collateral Agent (together with its successors in such capacity, “Mortgagee”), whose address is Wilmington Trust FSB, 1100 North Market Street, Wilmington, Delaware  19890-0001, Attention: Jim Hanley.

RECITALS

Mortgagor is the owner of a fee simple estate in the parcel(s) of real property located in York County, Pennsylvania, described in Schedule A attached hereto (the “Land”).  Mortgagor, PPL EnergyPlus, a Pennsylvania limited liability company (the “Company”), PPL Energy Supply, LLC, a Delaware limited liability company, PPL Montour, LLC, a Delaware limited liability company (“PPL Montour”), Mortgagee, as Collateral Agent, and certain Secured Counterparties (as such term is defined in the Common Agreement) from time to time parties thereto, have entered into a Secured Energy Marketing and Trading Facility Common Agreement dated as of November 1, 2010 (the “Common Agreement”) in order to establish a secured energy marketing and trading facility (the “Facility”) with one or more Secured Counterparties.

Under the Facility, the Company and the Secured Counterparties from time to time will enter into transactions involving the purchase and sale of electrical energy, generating capacity, fuel and other energy related commodities and other Energy Transactions (as such term is defined in the Common Agreement) pursuant to the Secured Counterparty ISDA Agreements (as such term is defined in the Common Agreement).

As an inducement to the Secured Counterparties to enter into the Facility, Mortgagor has agreed to (i) guarantee, jointly and severally with others, payment of the Guaranteed Obligations (hereinafter defined) for the benefit of the Mortgagee and the Secured Counterparties, and has further agreed to secure its obligations under such guaranty, and (ii) directly secure the Directly Secured Obligations, without duplication of amounts due under (i) and (ii), by the execution and delivery of this Mortgage, the execution and delivery of which has been duly authorized by Mortgagor, provided, however, that at no time shall the outstanding amount secured hereby exceed the Maximum Obligation Amount (as defined herein).

CERTAIN DEFINITIONS AND RULES OF CONSTRUCTION

Mortgagor and Mortgagee agree that, unless the context otherwise specifies or requires, the following terms shall have the meanings herein specified.  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Common Agreement.

"Chattels" means all tangible personal property of every kind and description, other than the Excepted Property (hereinafter defined), which are now or at any time hereafter attached to, installed or erected on or placed or situated in or upon, forming a part of, appurtenant to, used in the construction or operation of or in connection with, or arising from the use or operation of or in connection with, or arising from the use or enjoyment of all or any portion of, the Premises, including, without limitation: (i) all equipment and fixtures (in each case, as defined in the Uniform Commercial Code); (ii) all pumping plants, pipes, flumes and ditches and all water stock relating to the Premises; and (iii) all substitutions and replacements of, and accessions and additions to, any of the foregoing.

"Common Agreement" is defined in the Recitals hereto.

"Directly Secured Obligations" means all payment obligations that are now or may hereafter become due and payable from the Company (i) to any Secured Counterparty in connection with the Energy Transactions pursuant to such Secured Counterparty’s ISDA Agreement and (ii) to Mortgagee pursuant to the Facility Documents.

"Event of Default" has the meaning given such term in the Common Agreement.

“Guaranty” means that certain Guaranty dated the date hereof executed jointly and severally by Mortgagor and PPL Montour and delivered to Mortgagee, as Collateral Agent, pursuant to the Common Agreement.

“Guaranteed Obligations” means the payment obligations of Mortgagor under the Guaranty.

"Improvements" means all structures or buildings, and replacements thereof, now or hereafter located upon the Land, all plant equipment,  all apparatus, machinery and fixtures of every kind and nature whatsoever forming part of said structures, buildings, or wells, including, without limitation, all fixtures now or hereafter affixed to the Premises, including all improvements of every kind and description now or hereafter erected or placed thereon and any and all power and transmission lines, substations, machinery, motors, elevators, boilers, equipment (including, without limitation, all equipment for the generation or distribution of air, water, heat, electricity, light, fuel or refrigeration or for ventilating or air conditioning purposes or for sanitary or drainage purposes or for the removal of dust, refuse or garbage), partitions, appliances, furniture, furnishings, building service equipment, telephones and telephone equipment, building materials, supplies, and other property of every kind and description now or hereafter placed, attached, affixed or installed in such buildings, structures or improvements and all replacements, repairs, additions, accessions or substitutions thereto or therefor; all of such fixtures whether now or hereafter placed thereon being hereby declared to be real property and a part of the "Improvements".

"Maximum Obligation Amount" means $800,000,000 plus certain permitted expenses and interest as more particularly enumerated in Section 3.15 hereof.

"Premises" means the Land, including all of the easements, rights, privileges and appurtenances thereunto belonging or in anywise appertaining, and all of the estate, right, title, interest, claim or demand whatsoever of Mortgagor therein and in the streets and ways adjacent thereto, now or hereafter acquired, and as used herein shall, unless the context otherwise requires, be deemed to include the Improvements.

"Premises Documents" means all reciprocal easement agreements, declarations of covenants, conditions or restrictions, and any similar such agreements or declarations, now or hereafter affecting the Premises or any part thereof.

“Protective Advance Rate” means 2% over the rate per annum that would then be applicable to Base Rate Loans under the Parent's Revolving Credit Agreement dated as of October 19, 2010, or any successor credit agreement.

“Secured Counterparties” is defined in the Recitals hereto.

"without duplication" means that the underlying amounts recoverable as Guaranteed Obligations and Directly Secured Obligations may only be recovered once as one or the other of Guaranteed Obligations and Directly Secured Obligations and such recovery shall be in lieu of recovery under the other category.

"Uniform Commercial Code" means the Uniform Commercial Code as in effect from time to time in the Commonwealth of Pennsylvania.

Except as expressly indicated otherwise, this Mortgage shall be interpreted in accordance with the rules of construction set forth in Section 1.02 of the Common Agreement.

GRANTING CLAUSE

NOW, THEREFORE, Mortgagor, in consideration of the premises and in order to secure, without duplication, the payment, performance, and observance of the Guaranteed Obligations and the Directly Secured Obligations, and intending to be legally bound, hereby gives, grants, bargains, sells, warrants, aliens, remises, releases, conveys, assigns, transfers, mortgages, hypothecates, deposits, pledges, sets over and confirms unto Mortgagee, and grants to Mortgagee a security interest in, all its estate, right, title and interest in, to and under any and all of the following described property (hereinafter, the "Mortgaged Property") whether now owned or held or hereafter acquired, subject, however, to any Permitted Liens:

(i) the Premises;

(ii) the Improvements;

(iii) the Chattels;

(iv) the Premises Documents;

(v) all engineering, drainage, soil and other studies and tests; water, sewer, gas, electrical and telephone taps and connections; surveys, drawings, plans and specifications; and subdivision, zoning and platting materials; in each case to the extent the foregoing relate to the Premises and/or the Improvements, and to the degree such documents still exist and are in the possession of Mortgagor;  and

(vi) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or liquidated claims, including, without limitation, proceeds of insurance and condemnation awards.

Expressly excepting and excluding, however, from the lien and operation of this Mortgage, the following property of Mortgagor, whether now owned or hereafter acquired (collectively, the “Excepted Property”):

(i)           all revenues, income and earnings, all accounts, accounts receivable, rights to payment, payment intangibles and unbilled revenues; and all rents, tolls, issues, products and profits; and all claims, credits, demands and judgments, except to the extent any of the foregoing represent proceeds of the conversion of Mortgaged Property (whether by sale or other disposition, casualty or condemnation, and in any case not resulting from the ownership and operation of the Mortgaged Property by the Mortgagor in the ordinary course) into cash or liquidation claims, as described in clause (vi) above following an Event of Default;

(ii)           all governmental and other licenses, permits, franchises, consents and allowances; and all patents, patent licenses and other patent rights; patent applications, trade names, trademarks, copyrights and other intellectual property; and all claims, credits, choses in action, commercial tort claims and other intangible property and general intangibles including, but not limited to, computer software;

(iii)           all automobiles, buses, trucks, truck cranes, tractors, trailers and similar vehicles and movable equipment; all rolling stock, rail cars and other railroad equipment; all vessels, boats, barges, and other marine equipment; all airplanes, helicopters, aircraft engines and other flight equipment; all parts, accessories and supplies used in connection with any of the foregoing; and all personal property of such character that the perfection of a security interest therein or other lien thereon is not governed by the Uniform Commercial Code as in effect in the jurisdiction in which such property is located or with respect to which such Uniform Commercial Code refers to another statute for perfection;

(iv)           all fuel, whether or not any such fuel is in a form consumable in the operation of the Mortgaged Property, including separate components of any fuel in the forms in which such components exist at any time before, during or after the period of the use thereof as fuel, all hand and other portable tools and equipment; all materials, supplies, inventory and other items of personal property which are consumable (otherwise than by ordinary wear and tear) in their use in the operation of the Mortgaged Property; all furniture and furnishings; and computers and data processing, data storage, data transmission, telecommunications and other facilities, equipment and apparatus, which, in any case, are used primarily for administrative or clerical purposes or are otherwise not necessary for the operation or maintenance of any of the Mortgaged Property;

(v)           all coal, ore, gas, oil and other minerals and all timber, and all rights and interests in any of the foregoing, whether or not such minerals or timber shall have been mined or extracted or otherwise separated from the land;

(vi)           all electric energy and capacity, gas (natural or artificial), steam, water and other products generated, produced, manufactured, purchased or otherwise acquired by Mortgagor, and all contracts, operating or other agreements, and rights in respect of the sale, production, generation, manufacturing or purchase of the foregoing;

(vii)           all real property, leaseholds, gas rights, wells, gathering, tap or other pipe lines, or facilities, equipment or apparatus, in any case used or to be used primarily for the production or gathering of natural gas; and

(viii)           all property which is the subject of a lease agreement designating Mortgagor as lessee and all right, title and interest of Mortgagor in and to such property and in, to and under such lease agreement, whether or not such lease agreement is intended as security;

TO HAVE AND TO HOLD unto Mortgagee, its successors and assigns forever,

PROVIDED, ALWAYS, that upon the earlier of (a) termination of the Facility pursuant to Section 2.05(d) of the Common Agreement and (b) reduction of the Facility Limit to zero pursuant to Section 7.04(b) of the Common Agreement, then, and in either case, the Mortgaged Property hereby conveyed and all rights and interests therein and thereto shall revert to Mortgagor and the estate, right, title and interest of Mortgagee therein shall thereupon cease, determine and become void, and in either case, subject to the requirements set forth in Section 7.04(b) of the Common Agreement, Mortgagee shall execute and deliver to Mortgagor, at Mortgagor’s cost, an appropriate release and discharge of this Mortgage in form to be recorded.

ARTICLE I

COVENANTS OF MORTGAGOR

Mortgagor covenants and agrees as follows:

Section 1.01. Title.  Mortgagor has full power and lawful authority to mortgage the Mortgaged Property in the manner and form herein done or intended hereafter to be done.  Mortgagor will preserve its title to the Mortgaged Property, subject, however, to Permitted Liens and to the provisions of Sections 5.03(f), 5.03(j), and 7.04 of the Common Agreement, and will forever warrant and defend the same to Mortgagee and will forever warrant and defend the validity and priority of the lien hereof against the claims of all persons and parties whomsoever.

Section 1.02. Further Assurances.  Mortgagor will, at its sole cost and expense, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignment, transfers and assurances as Mortgagee may (at the request of the Required Secured Counterparties) from time to time reasonably require, for the better assuring, conveying, assigning, transferring and confirming unto Mortgagee the property and rights hereby conveyed or assigned or intended now or hereafter so to be, or which Mortgagor may be or may hereafter become bound to convey or assign to Mortgagee, or for carrying out the intention or facilitating the performance of the terms hereof, or for filing, registering or recording this Mortgage and, on demand, will execute and deliver, and hereby authorizes Mortgagee (at the request of the Required Secured Counterparties) to execute, if required, and file in Mortgagor's name, to the extent it may lawfully do so, one or more financing statements, chattel mortgages or comparable security instruments, to evidence or perfect more effectively Mortgagee's security interest in and the lien hereof upon the Chattels and other personal property encumbered hereby.

Section 1.03.   Filing and Recording of Documents.  (a)  Mortgagor forthwith upon the execution and delivery hereof, and thereafter from time to time, will cause this Mortgage and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect the lien hereof upon, and the interest of Mortgagee in, the Mortgaged Property.

(b)           Filing and Recording Fees and Other Charges.  Mortgagor will pay all filing, registration or recording fees, and all expenses incident to the execution and acknowledgment hereof, any mortgage supplemental hereto, and any instrument of further assurance, and any expenses (including reasonable attorneys' fees and disbursements) incurred by Mortgagee in connection with the Facility Documents, and will pay all federal, state, county and municipal stamp taxes and other taxes, duties, imposts, assessments and charges arising out of or in connection with this Mortgage, any mortgage supplemental hereto, or any instrument of further assurance.

Section 1.04. After-Acquired Property.  All right, title and interest of Mortgagor in and to all extensions, improvements, betterments, renewals, substitutes and replacements of, and all additions and appurtenances to, the Mortgaged Property, hereafter acquired by, or released to, Mortgagor or constructed, assembled or placed by Mortgagor on the Premises, and all conversions of the security constituted thereby, immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case, without any further mortgage, conveyance, assignment or other act by Mortgagor, shall become subject to the lien hereof as fully and completely, and with the same effect, as though now owned by Mortgagor and specifically described in the Granting Clause hereof, but at any  and all times Mortgagor will execute and deliver to Mortgagee any and all such further assurances, mortgages, conveyances or assignments thereof as Mortgagee may reasonably require for the purpose of expressly and specifically subjecting the same to the lien hereof.

Section 1.05. Protective Advances by Mortgagee.  Subject to the provisions of Section 3.15 hereof, if Mortgagor shall fail to perform any of the covenants contained herein, Mortgagee may (at the request of the Required Secured Counterparties) make advances to perform the same on its behalf and all sums so advanced shall be a lien upon the Mortgaged Property and shall be secured hereby; provided that notwithstanding anything in this Agreement to the contrary, the Mortgagee shall have no obligation whatsoever to make any such advance, and any such advance by the Mortgagee shall be made at the Mortgagee’s sole discretion.  Mortgagor will repay on demand all sums so advanced on its behalf together with interest thereon at the Protective Advance Rate.  The provisions of this Section shall not prevent any default in the observance of any covenant contained herein from constituting an Event of Default.

ARTICLE II

EVENTS OF DEFAULT AND REMEDIES

Section 2.01. Events of Default and Certain Remedies.  If an Event of Default shall have occurred and be continuing beyond any applicable grace, notice, or cure periods, then and in every such case, to the extent permitted and pursuant to the procedures provided by applicable law:

(a) Mortgagee may (at the request of the Required Secured Counterparties) exercise any or all of its remedies under the Facility Documents; and

(b) Mortgagee, without entry, personally or by its agents or attorneys, insofar as applicable, may (at the request of the Required Secured Counterparties):

(i) institute proceedings for the complete or partial foreclosure hereof; or

(ii) take such steps to protect and enforce its rights whether by action, suit or proceeding in equity or at law for the specific performance of any covenant, condition or agreement in any of the Facility Documents, including, without limitation, this Mortgage, or in aid of the execution of any power herein granted, or for any foreclosure hereunder, or for the enforcement of any other appropriate legal or equitable remedy or otherwise as Mortgagee shall elect.

(c) Any judgment for foreclosure of this Mortgage shall bear interest at the Protective Advance Rate.

Section 2.02. Other Matters Concerning Sales.  (a) Mortgagee may adjourn from time to time any sale by it to be made hereunder or by virtue hereof by announcement at the time and place appointed for such sale or for such adjourned sale or sales; and, except as otherwise provided by any applicable provision of law, Mortgagee, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

(b) Upon the completion of any sale or sales made by Mortgagee under or by virtue of this Article II, Mortgagee, or an officer of any court empowered to do so, shall execute and deliver to the accepted purchaser or purchasers a good and sufficient instrument or instruments conveying, assigning and transferring all estate, right, title and interest in and to the property and rights sold.  Mortgagor, if requested by Mortgagee, shall ratify and confirm any such sale or sales by executing and delivering to Mortgagee or to such purchaser or purchasers all such instruments as may be advisable, in the judgment of Mortgagee, for the purpose, and as may be designated in such request.  Any such sale or sales made under or by virtue of this Article II, whether made under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, shall operate to divest all the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Mortgagor in and to the properties and rights so sold, and shall be a perpetual bar both at law and in equity against Mortgagor and against any and all persons claiming or who may claim the same, or any part thereof from, through or under Mortgagor.

(c) In the event of any sale or sales made under or by virtue of this Article II (whether made under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale), all sums required to be paid by Mortgagor pursuant hereto or to the Guaranty immediately thereupon shall, anything in any of said documents to the contrary notwithstanding, become due and payable.

(d) The purchase money, proceeds or avails of any sale or sales made under or by virtue of this Article II, together with any other sums which then may be held by Mortgagee hereunder, whether under the provisions of this Article II or otherwise, shall be applied in accordance with the terms and provisions of Section 7.05 of the Common Agreement.

(e) Upon any sale or sales made under or by virtue of this Article II, whether made under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Mortgagee may (at the request of the Required Secured Counterparties), subject to Section 7.02(b) of the Common Agreement, bid for and acquire the Mortgaged Property or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the obligations secured hereby the net sales price after deducting therefrom the expenses of the sale and the costs of the action and any other sums which Mortgagee is authorized to deduct hereunder.

Section 2.03. Payment of Amounts Due.  (a) In case an Event of Default shall have happened and be continuing, then, Mortgagor will be liable to Mortgagee for the whole amount of the Guaranteed Obligations and the Directly Secured Obligations, without duplication (up to the Maximum Obligation Amount) which then shall have become due and payable (minus that portion of the Guaranteed Obligations and the Directly Secured Obligations paid by PPL Montour or recovered under its Mortgage), and the sums required to be paid by Mortgagor pursuant to any provision hereof or of the Guaranty, and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to Mortgagee's agents and counsel and any expenses incurred by Mortgagee hereunder (minus such sums and further amounts paid by PPL Montour or recovered under its Mortgage).  In the event Mortgagor shall fail forthwith to pay all such amounts as required, Mortgagee shall be entitled and empowered to institute such action or proceedings at law or in equity as may be advised by its counsel for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against Mortgagor and collect, out of the property of Mortgagor wherever situated, as well as out of the Mortgaged Property, in any manner provided by law, moneys adjudged or decreed to be payable.

(b) Mortgagee shall be entitled to recover judgment as aforesaid either before, after or during the pendency of any proceedings for the enforcement of the provisions hereof; and the right of Mortgagee to recover such judgment shall not be affected by any entry or sale hereunder, or by the exercise of any other right, power or remedy for the enforcement of the provisions hereof, or the foreclosure of the lien hereof; and in the event of a sale of the Mortgaged Property, and of the application of the proceeds of sale, as herein provided, to the payment of the Guaranteed Obligations and the Directly Secured Obligations hereby secured, Mortgagee shall be entitled to enforce payment of, and to receive all amounts then remaining due and unpaid upon, the Guaranteed Obligations and the Directly Secured Obligations, without duplication (minus that portion of the Guaranteed Obligations paid by PPL Montour or recovered under its Mortgage), and to enforce payment of all other charges, payments and costs due hereunder or under the Guaranty (minus that portion of such other charges, payments and costs that have been paid by PPL Montour or recovered under its Mortgage), and shall be entitled to recover judgment for any portion of the Guaranteed Obligations and the Directly Secured Obligations (up to the Maximum Obligation Amount) remaining unpaid.  In case of proceedings against Mortgagor in insolvency or bankruptcy or any proceedings for its reorganization or involving the liquidation of its assets, then Mortgagee shall be entitled to prove the whole amount of the Guaranteed Obligations and the Directly Secured Obligations, without duplication, to the full amount thereof, and all other payments, charges and costs due hereunder, without deducting therefrom any proceeds obtained from the sale of the whole or any part of the Mortgaged Property, provided, however, that in no case shall Mortgagee receive a greater amount than the outstanding Guaranteed Obligations and Directly Secured Obligations, without duplication (minus that portion of the Guaranteed Obligations and Directly Secured Obligations paid by PPL Montour or recovered under its Mortgage) from the aggregate amount of the proceeds of the sale of the Mortgaged Property and the distribution from the estate of Mortgagor and provided, further, that in no event shall Mortgagor be liable for more than the Maximum Obligation Amount.

(c) No recovery of any judgment by Mortgagee and no levy of an execution under any judgment upon the Mortgaged Property or upon any other property of Mortgagor shall affect in any manner or to any extent, the lien hereof upon the Mortgaged Property or any part thereof, or any liens, rights, powers or remedies of Mortgagee hereunder, but such liens, rights, powers and remedies of Mortgagee shall continue unimpaired as before.

(d) Any moneys thus collected by Mortgagee under this Section 2.03 shall be applied by Mortgagee in accordance with the provisions of clause (d) of Section 2.02.

Section 2.04. Actions; Receivers.  After the happening of any Event of Default and immediately upon the commencement of any action, suit or other legal proceedings by Mortgagee to obtain judgment for the Guaranteed Obligations or Directly Secured Obligations and other sums required to be paid by Mortgagor pursuant to any provision hereof or of the Guaranty, or of any other nature in aid of the enforcement of the Guaranteed Obligations or of the Guaranty or of any Facility Document, to the fullest extent permitted and pursuant to procedures provided by applicable law and subject to obtaining any consent or approval required to be obtained in connection therewith from any Governmental Authority, Mortgagor will if required by Mortgagee, consent to the appointment of a receiver or receivers of all or part of the Mortgaged Property.  After the happening of any Event of Default and during its continuance, or upon the commencement of any proceedings to foreclose this Mortgage or to enforce the specific performance hereof or in aid thereof or upon the commencement of any other judicial proceeding to enforce any right of Mortgagee, Mortgagee shall be entitled, as a matter of right, to the fullest extent permitted and pursuant to procedures provided by applicable law (and subject to obtaining any consent or approval required to be obtained from any Governmental Authority), if Mortgagee shall so elect, without the giving of notice to any other party and without regard to the adequacy or inadequacy of any security for the Guaranteed Obligations and Directly Secured Obligations secured hereby, forthwith either before or after declaring the Guaranteed Obligations or Directly Secured Obligations to be due and payable, to the appointment of such a receiver or receivers.  No such appointment of any receiver, liquidator or trustee of Mortgagor, or of any of its property, including the Mortgaged Property or any part thereof, shall deprive Mortgagee of any rights hereunder.

Section 2.05. Remedies Cumulative.  No remedy herein conferred upon or reserved to Mortgagee is intended to be exclusive of any other remedy or remedies, and each and every such remedy shall be cumulative, and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity or by statute.  No delay or omission of Mortgagee to exercise any right or power accruing upon any Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Event of Default or any acquiescence therein; and every power and remedy given hereby to Mortgagee may be exercised from time to time as often as may be deemed expedient by Mortgagee.  Nothing herein or in any other Facility Document shall affect the obligation of Mortgagor to pay the Guaranteed Obligations or the Directly Secured Obligations in the manner and at the time and place respectively expressed in the Guaranty or the other Facility Documents.

Section 2.06. Moratorium Laws; Right of Redemption.  To the fullest extent permitted by applicable law, Mortgagor will not at any time insist upon, or plead, or in any manner whatever claim or take any benefit or advantage of any stay or extension or moratorium law, any exemption from execution or sale of the Mortgaged Property or any part thereof, wherever enacted, now or at any time hereafter in force, which may affect the covenants and terms of performance hereof, nor claim, take or insist upon any benefit or advantage of any law now or hereafter in force providing for the valuation or appraisal of the Mortgaged Property, or any part thereof, prior to any sale or sales thereof which may be made pursuant to any provision herein, or pursuant to any decree, judgment or order of any court of competent jurisdiction; nor, after any such sale or sales, claim or exercise any right under any statute heretofore or hereafter enacted to redeem the property so sold or any part thereof and Mortgagor hereby expressly waives all benefit or advantage of any such law or laws, and covenants not to hinder, delay or impede the execution of any power herein granted or delegated to Mortgagee, but to suffer and permit the execution of every power as though no such law or laws had been made or enacted.  Mortgagor, for itself and all who may claim under it, waives, to the extent that it lawfully may, all right to have the Mortgaged Property marshaled upon any foreclosure hereof.

ARTICLE III

MISCELLANEOUS

Section 3.01. Security Agreement; Fixture Filing.  (a)  This Mortgage constitutes a security agreement under the Uniform Commercial Code with respect that portion of the Mortgaged Property which is personal property subject to the Uniform Commercial Code.  Mortgagee agrees that it will proceed with respect to any personal property covered by this Mortgage in accordance with its rights with respect to the real property pursuant to Section 9-604(a)(2) of the Uniform Commercial Code, and that the provisions of Part 6 of Article 9 of the Uniform Commercial Code other than Section 9-604 shall not apply.

(b)           Certain portions of the Mortgaged Property are or will become “fixtures” (as that term is defined in the Uniform Commercial Code) on the Land, and this Mortgage, upon being filed for record in the real estate records of the county wherein such fixtures are situated, shall operate also as a financing statement filed as a fixture filing in accordance with the applicable provisions of the Uniform Commercial Code upon such portions of the Mortgaged Property that are or become fixtures.  The real property to which the fixtures relate is described in Schedule A hereto.  The record owner of the real property described in Schedule A hereto is Mortgagor.  The name, type of organization and jurisdiction of organization of the debtor for purposes of this financing statement are the name, type of organization and jurisdiction of organization of Mortgagor set forth in the first paragraph of this Mortgage, and the name of the secured party for purposes of this financing statement is the name of Mortgagee set forth in the first paragraph of this Mortgage.  The mailing address of Mortgagor/debtor is the address of Mortgagor set forth in the first paragraph of this Mortgage.  The mailing address of Mortgagee/secured party from which information concerning the security interest hereunder may be obtained is the address of Mortgagee set forth in the first paragraph of this Mortgage.  Mortgagor’s organizational identification number is Delaware 3132238.  Mortgagee agrees that it will proceed with respect to any personal property covered by this Mortgage in accordance with its rights with respect to the real property pursuant to Section 9-604(b)(2) of the Uniform Commercial Code, and that the provisions of Part 6 of Article 9 of the Uniform Commercial Code other than Section 9-604 shall not apply.  Mortgagee waives its rights under Section 9-604(c) of the Uniform Commercial code.

(c)           Notwithstanding anything to the contrary set forth herein, the Excepted Property shall be excluded from such security interest.

Section 3.02. Application of Certain Payments.  Subject to Section 7.05 of the Common Agreement, in the event that all or any part of the Mortgaged Property is encumbered by one or more mortgages held by Mortgagee, Mortgagor hereby irrevocably authorizes and directs Mortgagee to apply any payment received by Mortgagee in respect of any of the Guaranteed Obligations and Directly Secured Obligations secured hereby or by any other such mortgage to the payment of such of said obligations as Mortgagee shall elect in its sole and absolute discretion, and Mortgagee shall have the right to apply any such payment in reduction of the Guaranteed Obligations and Directly Secured Obligations  in such order and amounts as Mortgagee shall elect in its sole and absolute discretion without regard to the priority of the mortgage securing the obligations so repaid or to contrary directions from Mortgagor or any other party.

Section 3.03. Severability.  In the event any one or more of the provisions contained herein or in any other Facility Document shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, but this Mortgage shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein or therein.

Section 3.04. Modifications and Waivers in Writing.  No provision hereof may be changed, waived, discharged or terminated orally or by any other means except an instrument in writing signed by the Mortgagor and Mortgagee.  To the maximum extent permitted by law, any agreement hereafter made by Mortgagor and Mortgagee relating hereto shall be superior to the rights of the holder of any intervening or subordinate lien or encumbrance.

Section 3.05. Notices.  (a)  All notices, demands, consents, approvals and statements required or permitted hereunder shall be in writing and shall given in accordance with the terms and provisions of the Guaranty.

(b)           All notices given to Mortgagee by any person or entity (other than by Mortgagor) pursuant to Pa. C.S.A. § 8143(b), (c) or (d) shall be in writing and shall be delivered personally or sent by United States registered or certified mail, return receipt requested, to Mortgagee at Wilmington Trust FSB, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Jim Hanley.

(c)           Without limiting, in any manner, any of Mortgagee's other rights and remedies under this Mortgage, the Common Agreement, or the Guaranty, if (i) Mortgagor shall at any time deliver or cause to be delivered to Mortgagee a notice pursuant to 42 Pa. C.S.A. §8143 electing to limit the obligations secured by this Mortgage or (ii) Mortgagee shall receive or be served with any notice pursuant to 42 Pa. C.S.A. §8143(b) or (d), then, in any such case, Mortgagee's rights under Section 1.05 to make advances or extend credit under this Mortgage shall thereupon immediately cease and be of no further force or effect, anything contained in this Mortgage or the Guaranty to the contrary notwithstanding.

Section 3.06. Successors and Assigns.  All of the grants, covenants, terms, provisions and conditions herein shall run with the land and shall apply to, bind and inure to the benefit of, the respective successors and assigns of Mortgagor and Mortgagee.

Section 3.07. Limitation on Interest.  Anything herein or in any other Facility Document to the contrary notwithstanding, the obligations of Mortgagor hereunder and under the Guaranty shall be subject to the limitation that payments of interest shall not be required to the extent that receipt of any such payment by Mortgagee and/or any Secured Counterparty would be contrary to provisions of law applicable to Mortgagee and/or such Secured Counterparty limiting the maximum rate of interest that may be charged or collected by Mortgagee and/or such Secured Counterparty.

Section 3.08. Substitute Mortgages.  Mortgagor and Mortgagee (at the request of the Required Secured Counterparties) shall, upon their mutual agreement to do so, execute such documents as may be necessary in order to effectuate the modification hereof, including the execution of substitute mortgages, so as to create two (2) or more liens on the Mortgaged Property in such amounts as may be mutually agreed upon but in no event to exceed, in the aggregate, the Maximum Obligation Amount; in such event, Mortgagor covenants and agrees to pay the reasonable fees and expenses of Mortgagee and its counsel in connection with any such modification.

Section 3.09. No Merger of Interests.  Unless expressly provided otherwise, in the event that ownership hereof and title to the fee and/or leasehold estates in the Premises encumbered hereby shall become vested in the same person or entity, this Mortgage shall not merge in said title but shall continue to be and remain a valid and subsisting lien on said estates in the Premises for the amount secured hereby.

Section 3.10. CERTAIN WAIVERS.  MORTGAGOR HEREBY EXPRESSLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW IN CONNECTION WITH ANY FORECLOSURE OR SIMILAR ACTION OR PROCEDURE BROUGHT BY MORTGAGEE OR ANY SECURED COUNTERPARTY ASSERTING AN EVENT OF DEFAULT HEREUNDER, ANY AND EVERY RIGHT IT MAY HAVE TO (I) INJUNCTIVE RELIEF, (II) A TRIAL BY JURY, AND (III) HAVE THE SAME CONSOLIDATED WITH ANY OTHER OR SEPARATE SUIT, ACTION OR PROCEEDING.  NOTHING IN THIS SECTION SHALL PREVENT OR PROHIBIT MORTGAGOR FROM INSTITUTING OR MAINTAINING A SEPARATE ACTION AGAINST MORTGAGEE OR ANY SECURED COUNTERPARTY WITH RESPECT TO ANY ASSERTED CLAIM.

Section 3.11. Satisfaction or Assignment of Mortgage; Release.  (a)  Upon the earlier of (a) termination of the Facility pursuant to Section 2.05(d) of the Common Agreement, and (b) reduction of the Facility Limit to zero pursuant to Section 7.04(b) of the Common Agreement, Mortgagee shall, subject to the requirements of Section 7.04(b) of the Common Agreement, deliver a satisfaction or release of this Mortgage or, at Mortgagor's option to be exercised in writing, an assignment hereof, in either case in proper form for recording.  Mortgagor covenants and agrees to pay Mortgagee's reasonable fees and expenses (including reasonable attorneys' fees and expenses) in connection with any such satisfaction, release or assignment.

(b)           If any of the Mortgaged Property shall be sold, transferred or otherwise disposed of by Mortgagor in a transaction permitted by the Common Agreement, then Mortgagee, at the request and sole expense of Mortgagor, subject to Section 5.03(j) of the Common Agreement, shall execute and deliver to Mortgagor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Mortgaged Property.  Mortgagor shall deliver to Mortgagee, at least five (5) Business Days prior to the date of the proposed release, a written request for release identifying the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by Mortgagor stating that such transaction is in compliance with, and permitted by, the Common Agreement and the other Facility Documents.

Section 3.12. Multiple Security.  If (a) the Premises shall consist of one or more parcels, whether or not contiguous and whether or not located in the same county, or (b) in addition to this Mortgage, Mortgagee shall now or hereafter hold one or more additional mortgages, liens, deeds of trust or other security (directly or indirectly) for the Guaranteed Obligations or the Directly Secured Obligations upon other property in the State in which the Premises are located (whether or not such property is owned by Mortgagor or by others), or (c) both the circumstances described in clauses (a) and (b) shall be true, then to the fullest extent permitted by law, Mortgagee may, at its election, commence or consolidate in a single foreclosure action all foreclosure proceedings against all such collateral securing the Guaranteed Obligations or Directly Secured Obligations (including the Mortgaged Property), which action may be brought or consolidated in the courts of any county in which any of such collateral is located.  Mortgagor acknowledges that the right to maintain a consolidated foreclosure action is a specific inducement to the Secured Counterparties to enter into the Facility guaranteed by the Guaranty, and Mortgagor expressly and irrevocably waives any objections to the commencement or consolidation of the foreclosure proceedings in a single action and any objections to the laying of venue or based on the grounds of forum non conveniens which it may now or hereafter have.  Mortgagor further agrees that if Mortgagee shall be prosecuting one or more foreclosure or other proceedings against a portion of the Mortgaged Property or against any collateral other than the Mortgaged Property, which collateral directly or indirectly secures the Guaranteed Obligations or the Directly Secured Obligations, or if Mortgagee shall have obtained a judgment of foreclosure and sale or similar judgment against such collateral, then, whether or not such proceedings are being maintained or judgments were obtained in or outside the State in which the Premises are located, Mortgagee may commence or continue foreclosure proceedings and exercise its other remedies granted in this Mortgage against all or any part of the Mortgaged Property, and Mortgagor, to the fullest extent permitted by law, waives any objections to the commencement or continuation of a foreclosure of this Mortgage or exercise of any other remedies hereunder based on such other proceedings or judgments, and waives any right to seek to dismiss, stay, remove, transfer or consolidate either any action under this Mortgage or such other proceedings on such basis.  Neither the commencement nor continuation of proceedings to foreclose this Mortgage nor the exercise of any other rights hereunder nor the recovery of any judgment by Mortgagee in any such proceedings shall prejudice, limit or preclude Mortgagee's right to commence or continue one or more foreclosure or other proceedings or obtain a judgment against any other collateral (either in or outside the State in which the Premises are located) which directly or indirectly secures the Guaranty, and Mortgagor, to the fullest extent permitted by law, expressly waives any objections to the commencement of, continuation of, or entry of a judgment in such other proceedings or exercise of any remedies in such proceedings based upon any action of judgment connected to this Mortgage, and Mortgagor also waives any right to seek to dismiss, stay, remove, transfer or consolidate either such other proceedings or any action under this Mortgage on such basis.  It is expressly understood and agreed that to the fullest extent permitted by law, Mortgagee may, at its election, cause the sale of all collateral which is the subject of a single foreclosure action at either a single sale or at multiple sales conducted simultaneously and take such other measures as are appropriate in order to effect the agreement of the parties to dispose of and administer all collateral securing the Guaranty (directly or indirectly) in the most economical and least time-consuming manner.

Section 3.13. Governing Law, etc.  This Mortgage shall be governed by and construed and interpreted in accordance with the laws of the Commonwealth of Pennsylvania, except that Mortgagor expressly acknowledges that by their terms the Guaranty and certain other Facility Documents shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflict of law.

Section 3.14. Security and Priority of Advances.  This Mortgage secures, and the obligations secured hereby include, (i) all advances made by Mortgagee with respect to any of the Mortgaged Property for the payment of taxes and similar such impositions, maintenance charges or costs incurred for the protection of any of the Mortgaged Property or the lien of this Mortgage, pursuant to Section 1.05, whether made before or after a judgment for foreclosure of this Mortgage shall have been entered, and (ii) all expenses incurred by Mortgagee by reason of an Event of Default.  As provided in 42 Pa. C.S.A. § 8144, this Mortgage shall constitute a lien on the Mortgaged Property from the time this Mortgage is placed of record for, among other things, all such advances and expenses, plus interest thereon, regardless of the time when such advances are made or such expenses are incurred.

Section 3.15. Open-End Mortgage; Maximum Amount Secured.  This Mortgage is an “open-end mortgage” as set forth in 42 Pa. Con. Stat. Ann. § 8143, and this Mortgage is given to secure the obligations of the Mortgagor under, or in respect of, the Guaranty to which Mortgagor is a party and the obligations of the Company referenced as Directly Secured Obligations, up to that amount which is equal to the amount of the aggregate maximum permitted principal obligations provided under the terms of the Guaranty and shall secure not only obligations with respect to presently existing obligations under the foregoing documents and agreements, but also any and all other obligations now owing or which may hereafter be owing by Mortgagor to the Mortgagee, however incurred, whether interest, discount or otherwise, and whether the same shall be deferred, accrued or capitalized, including future advances and re-advances, pursuant to the Guaranty, advances for the payment of taxes and assessments and municipal claims, maintenance charges, costs incurred for the protection of the property or the lien of this Mortgage, expenses incurred by Mortgagee by reason of default by Mortgagor under this Mortgage, or for any other permissible purpose, whether such advances are obligatory or are to be made at the option of Mortgagee, or otherwise, to the same extent as if such future advances were made on the date of the execution of this Mortgage. The lien of this Mortgage shall be valid as to all obligations secured hereby, including future advances, from the time of its filing for record in the recorder’s office of the county in which the property is located, and the lien of all present and future advances shall relate back to the date of this Mortgage. This Mortgage is intended to and shall be valid and have priority over all subsequent liens and encumbrances, including statutory liens, excepting solely taxes and assessments levied on the real estate, to the extent of the maximum amount secured hereby. The amount of principal obligations that may be secured by this Mortgage may increase or decrease from time to time. Notwithstanding anything in the foregoing or elsewhere in this Mortgage to the contrary, the maximum amount of outstanding principal obligations which shall be secured by this Mortgage shall not exceed $800,000,000.00, exclusive of accrued and unpaid interest and unpaid balances of advances and other extensions of credit secured by this Mortgage made for the payment of taxes, assessments, maintenance charges and costs incurred for the protection of the property within the meaning of 42 Pa. C.S.A. § 8143(f), and expenses incurred by the Mortgagee by reason of the default by the Mortgagor under the Guaranty and other costs and advances to the fullest extent permitted by the terms of 42 Pa. C.S.A. § 8144.

Section 3.16. Conflicts.  In the event of any conflict between the provisions of this Mortgage and the provisions of the Common Agreement, the provisions of the Common Agreement shall prevail.

Section 3.17. No Fraudulent Transfer.  Anything contained in this Mortgage to the contrary notwithstanding, the obligations of the Mortgagor hereunder shall be limited to a maximum aggregate amount equal to the greatest amount (not in excess of the Maximum Obligation Amount) that would not render Mortgagor’s obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any provision of applicable state law.

Section 3.18. Mortgagee Exculpatory Provisions.  The parties hereto hereby acknowledge and agree that the indemnity and exculpatory provisions of the Common Agreement (including without limitation Article VIII thereof) shall apply to the Mortgagee for any and all actions or inactions whatsoever of the Mortgagee under this Agreement.

This Mortgage has been duly executed by Mortgagor, intending to be legally bound, on the date first above written.

MORTGAGOR:

PPL Brunner Island, LLC

_____________________________________
Name:
Title:

STATE OF	)
	)	ss.:
COUNTY OF	)

On this, the ___ day of _______, 2010, before me________________, the undersigned officer, personally appeared _______________, who acknowledged himself to be the _________________ of _________________________ a Delaware limited liability company, and that he as such ______________, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the general partner on behalf of the limited liability partnership by himself as __________________.

In Witness Whereof, I hereunto set my hand and official seal.

_____________________________________
Notary Public

My commission expires:

[Seal]

This instrument prepared by:

Ronald J. Reybitz, Esq.
PPL Services Corporation
Two North Ninth Street
Allentown, PA 18101
Phone:  610 / 774-2929

CERTIFICATE OF MORTGAGEE’S ADDRESS

The undersigned certifies that the address of Mortgagee is:

Wilmington Trust FSB
1100 North Market Street
Wilmington, Delaware 19890-0001

____________________________________________
Authorized Agent of Mortgagee

SCHEDULE A

DESCRIPTION OF REAL PROPERTY